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                                                                     EXHIBIT 4.1

                                 MUTUAL RELEASE

     This Mutual Release (this "Release"), dated as of March 26, 2003, is entered into by and among TELESYSTEM INTERNATIONAL WIRELESS INC., a corporation organized under the laws of Canada ("T"), TELESYSTEM INTERNATIONAL WIRELESS (LATIN AMERICA) INC., a company organized under the laws of Barbados ("SELLER"), TPSA DO BRASIL LTDA., a company organized under the laws of Brazil ("T DO BRASIL"), each of the persons that are related to T whose names are set forth on
Schedule 1 under the heading "T Releasing Parties" ("T RELEASING PARTIES", and together with T, Seller and T do Brasil, the "T PARTIES"), OPPORTUNITY FUND, a company organized under the laws of The Cayman Islands ("O"), HIGHLAKE INTERNATIONAL BUSINESS COMPANY LTD., a corporation organized under the laws of Barbados ("BUYER"), CVC/OPPORTUNITY EQUITY PARTNERS L.P., a limited partnership organized under the laws of The Cayman Islands ("CVC-O"), and each of the persons that are related to O whose names are set forth on Schedule 2 under the heading "O Releasing Parties" ("O RELEASING PARTIES", and together with O, CVC-O and Buyer, the "O PARTIES"). Capitalized terms used but not defined in this Release shall have the respective meanings assigned to them in Annex A attached hereto.

     Pursuant to the terms of the Stock Purchase Agreement dated the date hereof by and among T, O and certain of their respective affiliates (the "STOCK PURCHASE AGREEMENT"), concurrently with the execution hereof T is, through Seller, selling its indirect equity interest (the "T-BIRD INTEREST") in Telpart Participacoes S.A., a Brazilian company ("T-BIRD") to Buyer, a company owned by O and CVC-O. As a condition to the completion of such sale, the parties hereto (each individually a "PARTY" and collectively, the "PARTIES") agree as follows:

1.   RELEASE BY T PARTIES

1.1 Each of the T Parties, on behalf of itself and its respective controlled affiliates, hereby voluntarily and knowingly acquits, remises, discharges and forever releases all of the persons listed on Schedule 2 under the heading "O Released Parties" (the "O RELEASED PARTIES") from any and all sums of money, actions, awards, causes of action, suits, judgments, damages, demands, debts, liabilities, obligations, representations, contracts, accounts, agreements, covenants, promises, fees, rights, setoffs, torts, wrongs, losses, expenses, claims and counterclaims of any and all kind whatsoever (including without limitation court fees and attorneys' fees and expenses), whether known or unknown, suspected or unsuspected, which have in the past existed, or which as of the date of this Release do exist or that arise in the future from events or occurrences taken place prior to or as of the date hereof (collectively, "CLAIMS"), relating to or arising out of:

          (a) the direct or indirect ownership by any of the T Parties of the T-Bird Interest or any other interest of any nature in T-Bird and its subsidiaries and affiliates, including without limitation an interest arising out of or related to any agreement, indenture, deed, option, right of first refusal or right of first offer for the



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          acquisition of an interest or exercise of any right in T-Bird or any of its subsidiaries or affiliates;

          (b) the direct or indirect ownership by any of the O Parties of any interest of any nature in T-Bird and its subsidiaries and affiliates including without limitation an interest arising out of or related to any agreement, indenture, deed, option, or right of first refusal or right of first offer for the acquisition of an interest or exercise of any right in T-Bird or any of its subsidiaries or affiliates;

          (c) any matters, or actions or the not taking of actions, relating to T-Bird and its subsidiaries and controlled affiliates;

          (d) the status of any T Party or any O Party as a director, officer, employee, agent, adviser or representative of T-Bird or any of its subsidiaries or affiliates; or

          (e) any existing, proposed or alleged shareholders agreement, letter of intent, memorandum of understanding or other agreement (whether written or oral) entered into by, or negotiated between, a T Party and an O Party relating directly or indirectly to T-Bird or the T- Bird Interest;

     but excluding Claims (i) relating to or arising out of any breaches by an O Party of, or misrepresentations of an O Party in, any of the provisions of the Stock Purchase Agreement, the Ancillary Agreements, and the deliveries by the O Parties pursuant thereto, (ii) relating to or arising out of any breaches by an O Party of, or misrepresentations of an O Party in, any of the provisions of that certain Buy-Sell Procedures Agreement dated as of September 27, 2001 by and among the affiliates of T and O named therein, including all of the schedules and attachments thereto and documents executed in connection therewith (collectively, the "BUY-SELL AGREEMENTS") and (iii) relating to or arising out of any breaches by an O Party of the provisions of this Release (such claims, excluding such exclusions, collectively, the "T CLAIMS").

1.2 Each of the T Parties, on behalf of itself and its respective controlled affiliates, further agrees never to commence, aid, cause or authorize to be commenced (if such authority is required) against any of the O Released Parties or against a third party any action or other proceeding, whether legal or equitable, judicial or administrative, or civil or criminal in nature, based upon, arising out of or related to any of the T Claims or relating directly or indirectly to T-Bird or the T-Bird Interest; provided, however, that (1) in the event that a T Party is a defendant in any such action or proceeding commenced by a third party, it shall have the right to defend itself, including without limitation by bringing any counter-claim in such action or proceeding against parties other than any O Released Party and, (2) that this subsection will not prevent any T Party from acting as a witness in any judicial or administrative proceeding if and to the extent required by applicable law or undertaken at the request of a Governmental Entity.

1.3 T represents and warrants to the O Parties that no T Party has assigned or otherwise transferred any T Claim to any person or entity that is not itself bound by this Release, and each T Party covenants not to make any such assignment or transfer.

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1.4  The T Parties covenant to the O Parties that they will instruct each of their counsel and advisors to comply with the terms of this Release and not to take any actions in respect of the T Claims that are inconsistent in any respect with this Release.

2.   RELEASE BY O PARTIES

2.1 Each of the O Parties, on behalf of itself and its respective controlled affiliates, hereby voluntarily and knowingly acquits, remises, discharges and forever releases all of the persons listed on Schedule 1 under the heading "T RELEASED PARTIES" (the "T Released Parties") from any and all Claims relating to or arising out of:

          (a) the direct or indirect ownership by any of the T Parties of the T-Bird Interest or any other interest of any nature in T-Bird and its subsidiaries and affiliates, including without limitation an interest arising out of or related to any agreement, indenture, deed, option, right of first refusal or right of first offer for the acquisition of an interest or exercise of any right in T-Bird or any of its subsidiaries or affiliates;

          (b) the direct or indirect ownership by any of the O Parties of any interest of any nature in T-Bird and its subsidiaries and affiliates including without limitation an interest arising out of or related to any agreement, indenture, deed, option, right of first refusal or right of first offer for the acquisition of an interest or exercise of any right in T-Bird or any of its subsidiaries or affiliates;

          (c) any matters, or actions or the not taking of actions, relating to T-Bird and its subsidiaries and controlled affiliates;

          (d) the status of any T Party or any O Party as a director, officer, employee, agent, adviser or representative of T-Bird or any of its subsidiaries or affiliates; or

          (e) any existing, proposed or alleged shareholders agreement, letter of intent, memorandum of understanding or other agreement (whether written or oral) entered into by, or negotiated between, a T Party and an O Party relating directly or indirectly to T-Bird or the T- Bird Interest;

     but excluding Claims (i) relating to or arising out of any breaches by a T Party of, or misrepresentations of a T Party in, any of the provisions of the Stock Purchase Agreement, the Ancillary Agreements and the deliveries by the T Parties pursuant thereto, (ii) relating to or arising out of any breaches by a T Party of, or misrepresentations of a T Party in, any of the provisions of the Buy-Sell Agreements and (iii) relating to or arising out of any breaches by a T Party of the provisions of this Release (such claims, excluding such exclusions, collectively, the "O CLAIMS").

2.2 Each of the O Parties, on behalf of itself and its respective controlled affiliates, further agrees never to commence, aid, cause or authorize to be commenced (if such authority is required) against any of the T Released Parties any action or other proceeding, whether legal or equitable, judicial or administrative, or civil or criminal in nature, based upon, arising out of or related to any of the O Claims; provided that this

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     will not prevent any O Party from acting as a witness in any judicial or administrative proceeding if and to the extent required by applicable law or undertaken at the request of a Governmental Entity.

2.3 O represents and warrants to the T Parties that no O Party has assigned or otherwise transferred any O Claim to any person or entity that is not itself bound by this Release, and each O Party covenants not to make any such assignment or transfer.

2.4 The O Parties covenant to the T Parties that they will instruct each of their counsel and advisors to comply with the terms of this Release and not to take any actions in respect of the O Claims that are inconsistent in any respect with this Release.

3.   DISMISSAL OF PENDING LITIGATION

3.1 Schedule 3 hereto lists all litigation and other judicial or administrative proceedings known to T and O to be pending against a T Party or an O Party arising out of or related to the T-Bird Interest or relations between the T Parties and the O Parties ("PENDING CASES"). T and O agree to instruct their respective counsel to file or submit, as soon as reasonably practicable, those executed joint stipulations relating to the dismissal of the Pending Cases attached hereto (the "JOINT STIPULATIONS") in the relevant courts or administrative agencies where each of the Pending Cases is pending. O hereby irrevocably instructs T, and T agrees, to instruct counsel for T do Brasil to file all Joint Stipulations that it has executed in all Pending Cases where it is a party; provided that O shall be responsible for causing T do Brasil to prosecute all such Joint Stipulations after their initial filing. If a Joint Stipulation is not filed by a T Party or an O Party with respect to a particular proceeding within 30 days after the date hereof, the opposing Party in such proceeding may, on one business day's notice to the other Party in such proceeding, file a copy of this Release in such proceeding in lieu of such Joint Stipulation (together with a duly prepared and sworn Portuguese translation hereof, if required by applicable law). T and O agree to use their reasonable best efforts to cause the relevant court having jurisdiction over each Pending Case to homologate or otherwise approve, by a final order not subject to further appeal, the dismissal of such Pending Case (a "FINAL DISMISSAL") as soon as reasonably practicable after the date the Joint Stipulation relating to such Pending Case is filed.

3.2 During any period of time after a Joint Stipulation as to a particular Pending Case has been filed (which term shall be deemed for purposes of this subsection 3.2 and subsection 3.3 to include the filing of a copy of this Release in lieu of a Joint Stipulation as permitted by subsection 3.1) but before the Final Dismissal relating to such Pending Case is entered, the T Parties and O Parties that are party to such Pending Case shall, to the maximum extent permitted by applicable law, not prosecute such Pending Case in a manner that is, or take positions in such Pending Case that are, adverse to the opposing T Party or O Party (as the case may be), or that would reasonably be expected to create liability on the part of the opposing T Party or O Party. With respect to any Pending Case that is an administrative proceeding, the T Parties and O Parties that are party to such proceeding shall, to the maximum extent permitted by applicable law, not prosecute such proceeding in a manner that is, or take positions in such proceeding that are, adverse

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     to the opposing T Party or O Party (as the case may be), or that would reasonably be expected to create liability on the part of the opposing T Party or O Party. Nothing in this Section 3.2 shall preclude any T Party or any O Party from prosecuting or defending any Pending Case in any manner it shall deem appropriate in respect of any party to such Pending Case that is not an opposing T Party or O Party as the case may be.

3.3 If (a) a Final Dismissal relating to a particular Pending Case is not entered by the relevant court within 365 days after the date the related Joint Stipulation is filed (or, if applicable, the Release is filed in lieu of the related Joint Stipulation as contemplated by subsection 3.1), and
     (b) any T Party or O Party that is a party to such Pending Case (a "COMPLAINING PARTY") reasonably believes that an action or omission by an opposing T Party or O Party (as the case may be) is primarily responsible for the Final Dismissal not being entered, then such Complaining Party may, in its sole discretion, commence an Arbitration (as defined in Section 5.2 hereof) to determine the merits of the allocation of responsibility for the Final Dismissal not being entered. During (x) the period while the Arbitration proceeding is pending, and (y) from and after the time (if any) that the Arbitrators (as defined in subsection 5.2 hereof) find in favor of the Complaining Party with respect to such Pending Case, this Release shall not be raised as a defense by the opposing T Party or O Party, or otherwise have any effect, in such Pending Case. Notwithstanding the foregoing,

     (i) if a Final Dismissal is entered after the Arbitration has been commenced but before it is concluded, this Release shall once again be deemed to be in full force and effect, and such Pending Case shall forthwith be dismissed,

     (ii) No O Party may commence an Arbitration under this subsection in respect of any actions or inactions taken or omitted to be taken by T do Brasil after completion of the initial filing of the Joint Stipulations pursuant to subsection 3.1,

     (iii) if the Arbitrators find against the Complaining Party, the Complaining Party shall be responsible for any resulting compensatory damages that may be awarded by the Arbitrators to the opposing T Party or O Party (as the case may be), and this Release shall be deemed to be in full force and effect from and after the date of the Arbitrators' decision, and

     (iv) if the Arbitrators find in favor of the Complaining Party, then in addition to the relief prescribed in clause (y) of this subsection, the opposing T Party or O Party (as the case may be) shall be responsible for any resulting compensatory damages that may be awarded by the Arbitrators to the Complaining Party.

3.4 Each T Party and O Party in a Pending Case shall pay its own costs and expenses (including without limitation attorney's fees) incurred in connection with its participation in such Pending Case. To the maximum extent permitted by applicable law, no T Party or O Party in a Pending Case shall seek or claim the benefit of any allocation of costs, sanction, cost order or other award of attorneys' fees, costs or expenses that may have been, or may be, made by a court in a Pending Case, whether consequent upon a Final Dismissal or otherwise, and whether upon the authority of statute or by applicable law or

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     practice, that would result in an allocation of fees, costs and expenses different than that stated in the first sentence of this subsection 3.4 (except, in each case, to the extent a payment in respect thereof has actually been made prior to the date hereof). Each of T and O will instruct its respective counsel to waive any independent entitlement that such counsel may have to receipt of an award for fees, costs or expenses from the desisting party in any Pending Case. Notwithstanding the foregoing, if a court or administrative agency in a Pending Case issues a binding and unwaivable order (a) requiring a different allocation of fees, costs or expenses than that stated in the first sentence of this subsection, or (b) allocating purely administrative court costs, then the T Parties and O Parties in such Pending Case shall be bound by such order. Nothing in this
     Section 3.4 shall preclude any T Party or any O Party from seeking an award or allocation of fees, costs or expenses in any Pending Case in any manner it shall deem appropriate in respect of any party to such Pending Case that is not an opposing T Released Party or O Released Party. Except as otherwise provided in Schedule 3.5 hereto, if, pursuant to an order of a court or administrative agency, any Party receives after the date hereof a reimbursement of legal fees incurred or paid by T do Brasil, the Parties agree to remit such reimbursement to (x) T, if attributable to any period prior to the date hereof or (y) O, if attributable to any period after the date hereof. For the avoidance of doubt, T shall be responsible for any pre-Closing legal fees incurred by T do Brasil.

3.5 The Parties agree that the provisions of this Section 3 in respect of Pending Cases (and judgments) in the courts of the Cayman Islands shall be implemented in accordance with the provisions of Schedule 3.5 hereto.

4.   GOVERNING LAW; DISPUTE RESOLUTION

4.1 This Release shall be governed by and construed in accordance with the laws of the State of New York, except that (a) each Joint Stipulation shall be deemed to be governed by the law of the relevant court to which it shall be presented, and (b) the enforcement and interpretation of Schedule 3.5 hereto shall be governed by the laws of the Cayman Islands. Any dispute or disagreement regarding the interpretation, applicability or binding effect of this Release shall be subject to the exclusive dispute resolution procedures set forth in Schedule 4.1 hereto.

5.   MISCELLANEOUS

5.1 Notwithstanding any of the other provisions of this Release, no provision of this Release shall be construed to obligate any T Party or O Party to take any action, or omit to take any action, which would be unlawful in any applicable jurisdiction. If a Party determines that any such action or omission would be unlawful in an applicable jurisdiction, it will promptly notify the other Parties, the Parties shall cooperate in good faith to implement alternative courses of action in order to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the provisions of this Release shall remain in full force and effect to the maximum extent possible.

5.2 (A) Notwithstanding anything to the contrary contained in this Release, the Parties agree that (1) the terms and provisions hereof shall be deemed to be null and void


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     and have no force or effect as against all Parties if an Unwind Event (as defined below) occurs, and (2) certain specified Unwind Events shall have the effects set forth in subsection 5.2(D). Any Party who reasonably believes an Unwind Event may have occurred or will occur once a pending legal action or proceeding becomes final, and who shall be adversely affected by the relevant Unwind Event, may in its sole discretion give written notice (an "UNWIND NOTICE") to the other Parties of its belief (which notice shall describe in reasonable detail the basis for such belief), which Unwind Notice may be revoked by the giving Party at any time. An Unwind Event shall not be deemed to have occurred unless a Party has given an Unwind Notice with respect thereto. If otherwise permitted under this Release, a Party may deliver an Unwind Notice to the other Parties notwithstanding the fact that another Party has previously delivered an Unwind Notice, and notwithstanding the fact that another Party has revoked a previously delivered Unwind Notice. Each Party receiving an Unwind Notice shall have the opportunity, at its own expense, to participate fully in any judicial or other proceeding that is described in such notice.

     (B) Whether or not a Party has given an Unwind Notice, upon becoming aware of events and circumstances that may constitute an Unwind Event, each Party shall:

          (u) promptly notify the O Notice Party (as defined in subsection 5.7) or the T Notice Party (as defined in subsection 5.7), as applicable, in writing of the existence of such proceeding;

          (v) participate in any judicial or other proceeding which may give rise to an Unwind Event to the extent necessary to comply with its obligations under this subsection (B);

          (w) actively oppose in good faith, both in the court of original jurisdiction and at each available appellate level and administrative agency, any efforts by a third party (including, without limitation, any Governmental Entity) to establish that an Unwind Event has occurred or should occur, or to cause an Unwind Event to occur;

          (x) use commercially reasonable efforts to prevent the occurrence of such Unwind Event and/or to overturn or nullify such Unwind Event;

          (y) not consent to or confess judgment in any such proceeding without the prior written consent, as applicable, of the O Notice Party (if a T Party gives or would be entitled to give the Unwind Notice) or the T Notice Party (if an O Party gives or would be entitled to give the Unwind Notice); and
          (z) use commercially reasonable efforts to obtain a stay or other suspension of any event that would constitute an Unwind Event during any period when such proceeding is under appellate, judicial or administrative review.

     For the avoidance of doubt, the above obligations of the Parties shall remain in full force and effect even if an Interim Decision (as defined below) has permitted such Party to treat this Release as null and void.

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     (C) As used herein, the term "UNWIND EVENT" means (subject to Section 5.8)
     any final and binding court or regulatory order, injunction, writ, judgment, decree, decision or ruling, or any law, statute, decree, rule, regulation, ordinance or administrative interpretation (collectively, "LEGAL ACTION"), that

          (a) unwinds, avoids or rescinds the indirect sale from Seller to Buyer of the T-Bird Interest that is the subject of the Stock Purchase Agreement (including without limitation pursuant to any applicable fraudulent transfer or similar statutes),

          (b) results in any of the O Parties repaying, refunding, returning or restoring the value paid to Seller for the indirect purchase of the T-Bird Interest (including without limitation pursuant to any applicable fraudulent transfer or similar statutes),

          (c) results in any of the T Parties repaying, refunding, returning or restoring the purchase price received by Seller for the indirect sale of the T Bird Interest (the "PURCHASE PRICE") to any O Party (including without limitation pursuant to any applicable fraudulent transfer or similar statutes),

          (d) results in any of the following:

               (1) Any of the O Parties being required to (x) make an additional payment equal to 10% or more of the Purchase Price, or (y) transfer, assign or otherwise convey 10% or more of the shares comprising the T-Bird Interest (collectively, a "PARTIAL O RETURN"), in either case to a T Party or a third party in order to retain direct or indirect ownership of the T-Bird Interest (including without limitation pursuant to any applicable fraudulent transfer or similar statutes), or

               (2) Any of the T Parties being required to (x) repay, refund, return or restore an amount equal to 10% or more of the Purchase Price (a "PARTIAL T RETURN") to an O Party in order to prevent a Legal Action described in clause (a) above from occurring, or

          (e) results in the O Party or O Parties that then beneficially own the T Bird Interest (1) no longer having the right to (A) freely exercise any voting rights with respect to the T-Bird Interest (including without limitation pursuant to the Usufruct), (B) sell, transfer or otherwise dispose of, directly or indirectly, in any manner, all or a significant portion of the T-Bird Interest, or (C) receive any dividends or other distributions on or in respect of all or any portion of the T-Bird Interest (including without limitation pursuant to the Usufruct), or (2) having one or more of its rights set forth in clause (e)(1) materially impaired by reason of or as a result of a contractual right granted by a T Party to a third party (a "T CONTRACTUAL GRANT"), it being understood that any such result caused by (x) the exercise of third party veto rights arising out of a T Contractual Grant with respect to any action taken or to be taken by the board of directors or shareholders of T-Bird or (y) the exercise of tag-along, drag-along, right of first offer, right of first refusal or similar rights with respect to the T-Bird Interest arising out of a T Contractual Grant

                                      -8-


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     shall, in each case, be deemed to be a "material impairment" for purposes of this clause (e)(2).

For avoidance of doubt, each Party hereby agrees and acknowledges that any Legal Action resulting in an effect described in any of clauses (a) through (e) above relating to or arising out of any of the agreements set forth on Schedule 3(n) to the Stock Purchase Agreement may form the basis of an Unwind Event notwithstanding that it is so listed on Schedule 3(n).

Notwithstanding the foregoing, the determination of whether or not an Unwind Event has occurred, and if so the consequences thereof, shall be subject to each of the following limitations and conditions:

          (i) Notwithstanding the giving of an Unwind Notice, no Party shall take any action that would be inconsistent with this Release, and this Release shall remain in full force and effect, until the Unwind Event referred to therein actually occurs; provided, however, that if the Parties, after using commercially reasonable efforts, cannot obtain a stay, suspension or reversal of the relevant effect described in clauses (a) through (e) above that is still subject to judicial or administrative appeal (an "INTERIM DECISION") within 180 days of the later of the giving of the Unwind Notice relating to such Interim Decision and the effective date of such Interim Decision, then (1) an adversely affected Party may, in its sole discretion, commence a legal or administrative proceeding against another Party hereto at any time when such Interim Decision, or the relevant effect thereof, is not stayed, suspended or reversed, and (2) if such a legal or administrative proceeding is so commenced, the terms and provisions of this Release shall be deemed to be null and void and have no force or effect as against all Parties until such time (if any) that a final and nonappealable judgment or order is issued overturning such Interim Decision or the relevant effect thereof. If after the commencement of any such legal or administrative proceeding, but before it is concluded, the Interim Decision, or relevant effect thereof, is stayed, suspended or reversed, any Party shall be free to introduce such fact as evidence or legal argument in such legal or administrative proceeding. For greater certainty, the Parties agree that the remedy set forth in subsection 5.2(D) shall be available, in accordance with its terms, only upon a Legal Action, and not an Interim Decision. For the avoidance of doubt, the Parties agree that in enforcing their rights under this subsection
(i) they will consider in good faith the intent of the Parties that this Release remain in full force and effect unless and until a Legal Action that constitutes an Unwind Event occurs and they will not seek to void this Release under this subsection (i) by taking actions (including filing of lawsuits) that are frivolous in connection with the exercise of rights under this subsection (i);

          (ii) A Legal Action taken by a Governmental Entity excluded from the definition of Governmental Entity in any separate writing between Seller and Buyer, in respect of the transactions contemplated hereby or by the Stock Purchase Agreement, shall not constitute an Unwind Event;

          (iii) No Legal Action shall constitute an Unwind Event if arbitrators appointed under the dispute resolution procedures attached as Schedule 4.1 hereto ("ARBITRATORS," and a proceeding applying such procedures in connection with this Release an "ARBITRATION") determine pursuant to the provisions thereof that the primary cause of such event is a lawsuit or proceeding initiated and maintained by, or other action taken (other than solely the

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consummation of the transactions contemplated by the Stock Purchase Agreement), or not taken by, the Party that has given an Unwind Notice, a controlled affiliate of such Party or any other person or entity receiving material compensation from such Party in exchange for initiating and maintaining such lawsuit or proceeding or taking or not taking such action, unless the initiation and maintenance of such lawsuit or proceeding, or the taking or not taking of such action, by the Party that has given the Unwind Notice, its controlled affiliate or such other person was undertaken at the express direction (not solicited or acquiesced in by the Party giving the Unwind Notice, its controlled affiliate or such other person) of a Governmental Entity (excluding a Governmental Entity referred to in clause (ii) of this subsection (C));

          (iv) A change in law, statute, decree, rule, regulation or ordinance, or in the interpretation thereof, after the date of this Release shall not constitute an Unwind Event or provide the basis therefor;

          (v) No event shall constitute an Unwind Event if it is the result of a Legal Action that is applied generally to the assets or business (including the management of investment funds) of a Party, as opposed to, in particular, the transactions contemplated hereby or the Stock Purchase Agreement, the rights (direct or indirect) of ownership of the T-Bird Interest, or retention of the Purchase Price;

          (vi) No event shall constitute an Unwind Event if the Unwind Notice relating thereto is not given within four years after the date of this Release;

          (vii) Any Party may cure an Unwind Event described in clause (d) of this subsection 5.2(C) by making, or causing to be made, (1) repayment of any moneys constituting a Partial O Return or a Partial T Return, as the case may be, to the Party or Parties who made the payment thereof (or by payment thereof to the third party to whom a payment is ordered to be made) within the time period allowed therefor (or, if a Party has already been required to make such payment, within five business days after such Party has made the payment in compliance with the provisions of this subsection 5.2 and notified the other Parties thereof pursuant to an Unwind Notice), or (2) the complete return to the O Party or O Parties, as applicable, of those shares comprising the T Bird Interest that were required to be transferred, assigned or conveyed within five business days of such transfer, assignment or conveyance;

          (viii) if, after receiving an Unwind Notice, the T Notice Party gives written notice to the O Notice Party that it reasonably believes that the O Party who beneficially owns the T Bird Interest can eliminate the effects of an Unwind Event by transferring, directly or indirectly, the T Bird Interest to another O Party, and providing reasonable detail as to the basis for its belief in such notice (a "T CLAUSE VIII REQUEST"), then the O Parties agree to use their commercially reasonable efforts to make such transfer provided that such transfer does not (1) create or increase a financial, tax or other liability of an O Party (as to which the O Parties are not made whole on a concurrent basis by a T Party), (2) adversely affect the tax treatment of, or benefits associated with, the ownership of the T-Bird Interest by an O Party, (3) breach any contractual obligation of any O Party or trigger any rights of a third party that could adversely affect an O Party, (4) violate any applicable law, rule or regulation, (5) in the reasonable good-faith judgment of the O Parties, have a possibility of exposing an O Party to liability or jeopardizing an O Party's position in any legal or administrative proceeding (other than an

Arbitration), or (6) require the approval of any Governmental Entity (including, without limitation, CADE, ANATEL or CVM) except those which are ministerial in nature; provided that if the O Parties rely on any of the clauses (1) through
(6) of this clause (viii) to deny the request of a T Party set forth in a T Clause VIII Request, the O Notice Party shall give written notice of such denial to the T Notice Party within 20 business days of receipt of the T Clause VIII Request and shall cite the clause[s] relied on and provide reasonable detail as to the grounds therefor; and

          (ix) an event described in clause (d) of this subsection shall not be an Unwind Event unless the Party giving an Unwind Notice with respect thereto represents and warrants to the other Parties that such Party has not received or will not receive as a result of a settlement or consensual agreement any additional tangible or financial benefit of material value from a person other than a T Party (or any creditor of a T Party, in its capacity as a creditor), for the Partial O Return or Partial T Return that it has made or will make (except for any additional shares of T-Bird which such Party may be required to acquire as a result of the exercise by a third party of a right of first offer, right of first refusal or other similar right possessed by such party as a result of a T Contractual Grant). If such Party cannot make such representation and warranty, then such Party shall indicate to the other Parties hereto the nature of such additional consideration, and the amount thereof, so that the Parties may determine the portion of the Partial O Return or the Partial T Return, as the case may be, that should qualify for consideration under clause (d).

(D)  The Parties agree that if

     (a) none of the conditions or limitations to the determination of whether or not an Unwind Event has occurred set forth in subsection 5.2(C)(i)-(ix) apply; and

     (b) (1) with respect to an Unwind Event under subsection 5.2(C)(e), the consequence of such Unwind Event has resulted in a significant impairment of the economic value of the T-Bird Interest to Buyer or an O Party or (2) an Unwind Event under subsection 5.2(C)(d) occurs, then, at the election of the adversely affected Party exercised within 20 business days of the final decision or order in the Legal Action giving rise to such Unwind Event (or, if the application of this subsection 5.2(D) is being contested in an Arbitration in accordance with the terms hereof and such application is upheld, within 20 business days of the final decision and award of the Arbitrators), the Parties shall (in the case of the T Parties) return, or caused to be returned, to the O Parties the full amount of the Purchase Price paid to Seller for the indirect purchase of the T-Bird Interest (plus (x) interest thereon at the rate of 10% in U.S. Dollars compounded annually from the date hereof through the date of payment, less Retained Distributions and, (y) in the case of subsection 5.2(D)(b)(2) above, (aa) any amount actually paid made by an O Party in excess of the Purchase Price, plus (bb) interest on such excess amount at the rate of 10% in U.S. Dollars compounded annually from the date such excess amount is paid through the date of payment, less Retained Distributions), or (in the case of the O Parties) return, or caused to be returned, the full T-Bird Interest to the T Parties (or their successors in interest as determined by law). As used in this subsection (D), "RETAINED DISTRIBUTIONS" means the amount of all dividends, distributions, and funds from equity repurchases or redemptions or other reorganization transactions actually obtained by Buyer, directly or indirectly, from its ownership of the T-Bird Interest in the period from the Closing until the return of the T-Bird Interest to the T Parties.

The rights of any adversely affected Party under this subsection 5.2(D) shall be subject to the following:

     (aa) the returns of the Purchase Price and the T-Bird Interest required by this subsection shall occur concurrently and as soon as reasonably practicable after the election referred to above is made by the adversely affected Party;

     (bb) (1) the return of any and all shares comprising the T-Bird Interest to the T Parties shall include the return of the T do Brasil Shares and T-Bird Shares originally purchased, directly and indirectly, by Buyer under the Stock Purchase Agreement free and clear of all Liens, (2) at the time of such return, T do Brasil shall not be subject to any Liabilities, or own any assets or properties, that it was not subject to, or did not own, immediately prior to the Closing, (3) the ability of T do Brasil to recommence pursuit of any T Claims against an O Party which it could have brought against such O Party had the Closing not occurred shall not have been impaired in any respect by any action taken or omitted while T do Brasil was beneficially owned by any O Party, and
(4) the adversely affected Notice Party shall deliver to the other Notice Party a written Notice (the "RETURN NOTICE") certifying to the effect of the above clauses (1), (2) and (3) of this subsection (bb) not later than 10 business days prior to the date of the return of the T-Bird Shares and the T do Brasil Shares to the T Parties; provided that the inability of the O Parties to return the T do Brasil Shares and the T-Bird Shares in compliance with clause (3) above due to the filing and prosecution in accordance with the terms hereof of the Joint Stipulations shall not prevent the exercise by the adversely affected Party of its rights under this subsection (D) if in the Return Notice the adversely affected Notice Party, on behalf of itself and its affiliates, unconditionally consents to Arbitration of any T Claims and O Claims which cannot be brought in the court of original jurisdiction that would have adjudicated such Claims but for the filing and prosecution of the Joint Stipulations in accordance with the terms hereof, and agrees to take all reasonably necessary actions, and waive all defenses, that could otherwise operate to divest the Arbitrators of jurisdiction to adjudicate such Claims; and

     (cc) the rights of an adversely affected Party under this subsection (D) may not be exercised unless either (x) concurrently with return to the T Parties of the T-Bird Interest, the T Parties transfer such shares, for no consideration, to a nominee, stakeholder or other third party directly or indirectly subject to the direction of O and the conditions set forth in clauses
(1) through (5) of subsection (C)(viii) of this Section are satisfied in connection with such transfer (and the proviso to such subsection shall also apply), or (y) if such transfer does not occur because such conditions cannot be met or the Parties are otherwise unable to reach agreement on the terms for such a transfer, the Usufruct is permanently terminated not later than the time the returns of the Purchase Price and the T-Bird Interest required by this subsection occur.

(E) During any period when this Release is deemed to be null and void, but full ownership of T do Brasil has not been returned to the T Parties in compliance with subsection 5.2(D)(bb), the Parties agree that (x) all rights to recommence pursuit of and enforce T Claims and defend against O Claims that otherwise would inure to T do Brasil shall be deemed to be vested in Seller or another T Party that is a controlled affiliate of T, provided that the O Parties shall retain and have the right to interpose all defenses that they would have had against T do Brasil, (y) all rights which the O Parties have to recommence pursuit of and enforce O Claims against T do Brasil may be pursued and enforced against Seller or the other T Parties, provided that such T Parties shall retain and have the right to interpose all defenses that T do Brasil would have had, and (z) no Party shall maintain any position, or raise any defense, in any legal or administrative proceeding that is inconsistent with or would frustrate the intent of this subsection 5.2(E). The Parties shall execute such further assignments or instruments as in the reasonable opinion of counsel to T or O may be reasonably necessary in the circumstances to give effect to the provisions of this subsection 5.2(E).

5.3 This Release does not inure to the benefit of, and no Party is releasing with respect to any matter, Caixa de Previdencia dos Funcionarios do Banco do Brasil - Previ, Petros Fundacao Petrobras de Seguridade Social, Telos - Fundacao Embratel de Seguridade Social, investment funds managed by Globalvest Management Company L.P. and any affiliate thereof and Mr. Luis Roberto Demarco Almeida. Further, this Release does not inure to the benefit of, and no Party is releasing, any person or entity (a) who is not an O Party or a T Party or a controlled affiliate thereof, (b) with respect to any matter that is not a T Claim or an O Claim, or (c) who may be jointly liable for any liability or obligation that is released hereunder in respect of an O Party or a T Party.

5.4 This Release may be executed in one or more counterparts and each counterpart shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Release shall become effective when each Party shall have received a counterpart hereof signed by the other Parties. The Parties agree that T Releasing Parties and O Releasing Parties may indicate their intent to be bound by this Release through the delivery of proxies or agreements giving T or O (as the case may be) general authority to enter into releases in order to effectuate the settlement of any Pending Case, provided that copies of such executed proxies and agreements shall be delivered by T and O to each other not later than the date of this Release.

5.5 The provisions of this Release shall be binding upon, and inure to the benefit of, the successors of the Parties hereto and to any controlled affiliate of O to whom the T-Bird Interest may be directly or indirectly transferred by Buyer, provided that (a) any such successor or controlled affiliate of O shall be deemed to be an O Party hereunder, (b) any sale, transfer or disposition of the T-Bird Interest by any O Party shall not release the O Parties or the T Parties from their respective obligations hereunder, and (c) no other transferee of the T-Bird Interest or of the capital stock of Newco or T do Brasil shall have any rights hereunder. The obligations of T and Seller, on the one hand, and O, CVC-O and Buyer, on the other hand, under this Release shall be joint and several. The obligations of the other O Parties and T Parties, respectively, under this Release shall be several. The provisions of subsections 5.2(D) and (E) hereof shall survive any nullification of this Release pursuant to the other provisions of Section 5.2. In the event of any inconsistency between the English version of this Release and any translation thereof to another language, the English version shall control.

5.6 Upon the reasonable request of any Party, the other Parties will execute such further instruments of release (in form and substance reasonably satisfactory to the Parties being asked to execute such instruments, and consistent with this Release) as counsel to the requesting Party may advise in a particular case is necessary to further confirm the provisions of this Release.

5.7 (a) Any notice given to any T Party pursuant to the provisions of this Release shall be given to the following T Party (the "T NOTICE PARTY"):

                           TELESYSTEM INTERNATIONAL WIRELESS INC.
                           1000 de la Gauchetiere Street West
                           16th Floor
                           Montreal, Quebec
                           Canada H3B 4W5
                           Attention: The General Counsel and Secretary
                           Facsimile number: 514-673-8314

                           with a copy to:

                           Pillsbury Winthrop LLP
                           One Battery Park Plaza
                           New York, NY  10004-1490
                           Attention:  David P. Falck
                           Facsimile number: 212-858-1500



     (b) Any notice given to any O Party pursuant to the provisions of this Release shall be given to the following Party (the "O NOTICE PARTY"):

                           OPPORTUNITY FUND
                           Avenida Presidente Wilson 231,
                           28 andar
                           Rio de Janeiro, Brazil  20030-021
                           Attention:  Veronica Valente Dantas
                           Facsimile number: (55) 21-2240-5126

                           with a copy to:

                           Danielle Silbergleid Ninio, or acting general counsel Avenida Presidente Wilson 231, 28 andar
                           Rio de Janeiro, Brazil, 20030-021
                           Facsimile number: (55) 21-2224-5126

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036
                           Attention:  Paul T. Schnell, Esq. And
                           Rich Grossman, Esq.
                           Facsimile number:  (917) 777-2322 and
                           (917) 777-2116

                           Barbosa Mussnich & Aragao
                           Av. Almirante Barroso, 32 andar
                           Rio de Janeiro- Centro CEP: 20031-000
                           Brazil
                           Attention: Paulo Cezar Aragao, Esq.
                           Facsimile number: (55) 21-2622-5536


5.8 The O Parties may, in their sole discretion, treat the following event as an additional Unwind Event for purposes of this Mutual Release (and none of subclauses (e)(i)-(ix) of Section 5.2 (C) shall apply in respect thereof, except for subclause (iii)), upon delivery to the T Notice Party of an Unwind Notice not later than 10 months after the date hereof with respect thereto:

     The Barbados Registrar of Companies fails to issue, within 10 months after the date hereof, a memorandum of satisfaction (or similar instrument certifying discharge) with respect to each and every Lien on the capital stock or assets of Newco, T do Brasil or T-Bird (the "SUBJECT CAPITAL STOCK OR ASSET") that secures or guarantees the T Bank Debt, provided that

          (a) the O Parties will reasonably cooperate with the T Parties, upon request, to complete the procedures necessary to cause the issuance of such memoranda of satisfaction;

          (b) the Unwind Notice includes an opinion or similar statement of Barbados counsel to O (the "OPINION") to the effect that either (1) no such memorandum of satisfaction has been issued by the Barbados Registrar of Companies, or (2) if such memoranda of satisfaction (or similar instruments certifying discharge) are no longer being issued by the Barbados Registrar of Companies, that the records of the Registrar still reflect the existence of a Lien described above on the title of the Subject Capital Stock or Asset acquired, directly or indirectly, by Buyer pursuant to the Stock Purchase Agreement; and

          (c) the Unwind Notice certifies that the company whose capital stock or asset is referred to in the Opinion is still a direct or indirect owner of the T-Bird Shares and T-Bird (or a legal successor thereto) is still a direct or indirect owner of material interests in one or more of the Brazilian cellular telephone companies (or their successors) in which it owns an interest as of the date hereof.

     IN WITNESS HEREOF, this Release has been signed on behalf of each of the parties hereto as of the date first written above.


                             TELESYSTEM INTERNATIONAL WIRELESS INC.


                             By: (signed)_______________________________________
                                  Name: Andre Gauthier
                                  Title: Vice-President and Chief Financial
                                  Officer



                             TELESYSTEM INTERNATIONAL WIRELESS
                             (LATIN AMERICA) INC.


                             By:  (signed)______________________________________
                                   Name: Andre Gauthier
                                   Title: Attorney-in-fact



                             TPSA DO BRASIL LTDA.


                             By:  (signed)______________________________________
                                    Name: Andre Gauthier
                                    Title: Attorney-in-fact



                             OPPORTUNITY FUND


                             By:  (signed)/(signed)_____________________________
                                   Name: Veronica Valente Danta
                                   Title: Director
                                   Name: Dorio Ferhan
                                   Title: Director



                             HIGHLAKE INTERNATIONAL BUSINESS COMPANY LTD.


                             By:  (signed)/(signed)_____________________________
                                   Name: Danielle Silbergleid Ninio
                                   Title: Attorney

                                   Name: Maria Amalia Delfim De Melo Coutrim
                                   Title: Attorney



                              CVC/OPPORTUNITY EQUITY PARTNERS L.P.


                              By: CVC/OPPORTUNITY EQUITY PARTNERS
                              LTD., its general partner


                              By:  (signed)/(signed)_______________________
                                    Name: Mari Amalia Delfim De Melo Coutrim
                                    Title: Authorised Signatory
                                    Name: Veronica Valente Dantas
                                    Title: Authorised Signatory

                                     ANNEX A

                      STOCK PURCHASE AGREEMENT DEFINITIONS

     ANATEL: Agencia Nacional de Telecomunicacoes.

     ANCILLARY AGREEMENTS: this Release, the Stock Power and the cross receipt delivered pursuant to the Stock Purchase Agreement.

     CADE: Conselho Administrativo de Defesa Economica.

     CLOSING: the closing of the transactions contemplated by the Stock Purchase Agreement.

     CVM: Comissao de Valores Mobiliarios.

     GOVERNMENTAL ENTITY: any federal, state, municipal or other court, legislature, governmental department, commission, board, bureau, agency, tribunal, regulatory authority or instrumentality in Brazil, Canada, Barbados, the United States, The Cayman Islands, or any other country or political entity, territory or subdivision thereof.

     LIABILITIES: all debts, liabilities, claims, demands, expenses, costs, fines, penalties, commitments and obligations (whether accrued or not, known or unknown, disclosed or undisclosed, fixed or contingent, asserted or unasserted, liquidated or unliquidated).

     LIENS: any security interests, liens, claims, pledges, options, rights of first refusal, rights of first offer, tag along rights, restrictions on transfer, drag along rights, encumbrancing agreements, charges, mortgages, hypothecations, leases, subleases, licenses, adverse interests, encroachments, title defects, title retention agreements, voting agreements or other encumbrances of any nature whatsoever.

     PERSON: an individual, partnership, joint venture, corporation, limited liability company, trust, association, unincorporated organization, governmental authority or any other entity or group (as defined in the Securities and Exchange Act of 1934, as amended).

     PURCHASE PRICE: the purchase price agreed between the Parties for the indirect sale and purchase of T-Bird Interest pursuant to the Stock Purchase Agreement.

     STOCK POWER: any of the irrevocable stock powers, stock transfer forms, amendments to articles, sub-delegations of transfer authority and other authorizations for the registration of electronic stock transfers to be used to transfer title to shares transferred pursuant to the Stock Purchase Agreement and to subsequently register the transfer thereof, in forms acceptable to the parties to the Stock Purchase Agreement.

     T-BIRD: Telpart Participacoes S.A., a company organized under the laws of Brazil.

     USUFRUCT: The Private Instrument of Creation of Usufruct over Shares among T do Brasil, T-Bird and Highlake do Brasil Ltda., dated as of the date hereof.

  (signature page to the Mutual Release executed by and between, among others,
                   Telesystem International Wireless Inc. and
               Opportunity Fund on the date first written above)


                                Telesystem Ltd.

                       By: (signed)___________________
                           ---------------------------
                       Name: Andre Gauthier
                       Title: Attorney in fact


                     Telesystem International Wireless Inc.

                       By: (signed)___________________
                           ---------------------------
                       Name: Andre Gauthier
                       Title: Vice-President and CFO


                     Telesystem (Antilles) Corporation N.V.

                       By: (signed)___________________
                           ---------------------------
                       Name: Andre Gauthier
                       Title: Attorney in fact


               Telesystem International Wireless Corporation N.V.

                       By: (signed)___________________
                           ---------------------------
                       Name: Andre Gauthier
                       Title: Attorney in fact

  (signature page to the Mutual Release executed by and between, among others,
                   Telesystem International Wireless Inc. and
               Opportunity Fund on the date first written above)


             Telesystem International Wireless (Latin America) Inc.

                      By: (signed)___________________
                          ---------------------------
                      Name: Andre Gauthier
                      Title: Attorney in fact


                              TPSA do Brasil Ltda.

                      By: (signed)___________________
                          ---------------------------
                      Name: Andre Gauthier
                      Title: Attorney in fact


                                 ClearWave N.V.

                      By: (signed)___________________
                          ---------------------------
                      Name: Andre Gauthier
                      Title: Attorney in fact


                            ClearWave Holdings B.V.

                      By: (signed)___________________
                          ---------------------------
                      Name: Andre Gauthier
                      Title: Attorney in fact

  (signature page to the Mutual Release executed by and between, among others,
                   Telesystem International Wireless Inc. and
               Opportunity Fund on the date first written above)


                                  MobiFon S.A.

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                                 TIW Czech N.V.

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                                Cesky Mobil a.s.

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                                 TIW Asia N.V.

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact

(signature page to the Mutual Release executed by and between, among others,
                   Telesystem International Wireless Inc. and
               Opportunity Fund on the date first written above)



                                 Bruno Ducharme

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact

                                Margriet Zwarts

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact

                                 Andre Gauthier

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact

                                Jacques Langevin

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact

  (signature page to the Mutual Release executed by and between, among others,
                   Telesystem International Wireless Inc. and
               Opportunity Fund on the date first written above)


                                  Rene Patoine

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                             Renato Carvalho Franco

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                         Oscar de Paula Bernardes Neto

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                          Gunnar Birger Vinof Vikberg

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                       Gustavo Henrique de Barroso Franco

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact

  (signature page to the Mutual Release executed by and between, among others,
                   Telesystem International Wireless Inc. and
               Opportunity Fund on the date first written above)


                          Jose Otavio Junqueira Franco

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                                 Charles Sirois

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                           Lauro da Gama e Souza Jr.

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                                 Osvaldo Coltri

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact

  (signature page to the Mutual Release executed by and between, among others,
                   Telesystem International Wireless Inc. and
               Opportunity Fund on the date first written above)



                           Fausto Penna Moreira Filho

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                                 Raul Rosenthal

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                              Maria Isabel Correa

                        By: (signed)___________________
                            ---------------------------
                        Name: Andre Gauthier
                        Title: Attorney in fact


                                  Peter White

                       By: ______________________________
                       Name:
                       Title:

  (signature page to the Mutual Release executed by and between, among others,
                   Telesystem International Wireless Inc. and
               Opportunity Fund on the date first written above)



                                   Ian Fisher

                       By: ______________________________
                       Name:
                       Title:

  (signature page to the Mutual Release executed by and between, among others,
                   Telesystem International Wireless Inc. and
               Opportunity Fund on the date first written above)


                         Rio de Janeiro, March 24, 2003

                       Opportunity Asset Management Ltda.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                             Banco Opportunity S.A.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                     Opportunity Gestora de Recursos Ltda.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


        CVC/Opportunity Equity Partners Administradora de Recursos Ltda.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact

 (signature page to the Mutual Agreement executed by and between, among others, Telesystem International Wireless Inc. and Opportunity Fund)


                      CVC/Opportunity Equity Partners L.P.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                      CVC/Opportunity Equity Partners Ltd.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                                Opportunity Fund

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                       Opportunity Asset Management Inc.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact

 (signature page to the Mutual Agreement executed by and between, among others, Telesystem International Wireless Inc. and Opportunity Fund)


                      Priv Fundo de Investimento em Acoes

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                      Opp 1 Fundo de Investimento em Acoes

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                                 Futuretel S.A.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                              Opportunity Mem S.A.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact

 (signature page to the Mutual Agreement executed by and between, among others, Telesystem International Wireless Inc. and Opportunity Fund)


                           Newtel Participacoes S.A.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                           Telpart Participacoes S.A.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                       Telemig Celular Participacoes S.A.

                        By: (signed)___________________
                            ---------------------------
                       Name: Paulo Cezar Aragao
                       Title: Attorney in fact


                     Tele Norte Celular Participacoes S.A.

                        By: (signed)___________________
                            ---------------------------
                       Name: Paulo Cezar Aragao
                       Title: Attorney in fact

 (signature page to the Mutual Agreement executed by and between, among others, Telesystem International Wireless Inc. and Opportunity Fund)


                              Telemig Celular S.A.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                             Amazonia Celular S.A.

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                             Daniel Valente Dantas

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                            Veronica Valente Dantas

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                      Maria Amalia Delfim de Melo Coutrim

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact

 (signature page to the Mutual Agreement executed by and between, among others, Telesystem International Wireless Inc. and Opportunity Fund)


                           Danielle Silbergleid Ninio

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                           Arthur Joaquim de Carvalho

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                             Roberto D'Araujo Senna

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                           Marcos Nascimento Ferreira

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact

 (signature page to the Mutual Agreement executed by and between, among others, Telesystem International Wireless Inc. and Opportunity Fund)


                            Rodrigo Bhering Andrade

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                                  Wady Jasmin

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                            Eduardo Penido Monteiro

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


         Cvc/Opportunity Equity Partners Fundo de Investimento em Acoes

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact

(signature page to the Mutual Agreement executed by and between, among others, Telesystem International Wireless Inc. and Opportunity Fund)


                      Tele Fundo de Investimento em Acoes

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact


                              Antonio Britto Filho

                        By: (signed)___________________
                            ---------------------------
                        Name: Paulo Cezar Aragao
                        Title: Attorney in fact

                                   SCHEDULE 1

                                TO MUTUAL RELEASE

                   T RELEASED PARTIES AND T RELEASING PARTIES

A.  T RELEASED PARTIES

Telesystem Ltd.

Telesystem International Wireless Inc. ("T"), Telesystem (Antilles) Corporation N.V. ("TAC"), Telesystem International Wireless Corporation N.V. ("TIWC"), Telesystem International Wireless (Latin America) Inc. ("Seller"), TPSA do Brasil Ltda. ("T do Brasil"), ClearWave N.V., ClearWave Holdings B.V., MobiFon S.A., TIW Czech N.V., Cesky Mobil a.s. and TIW Asia N.V.

All past and present employees, officers and directors of T who are resident in or citizens of Canada, the US, the Netherlands or the UK

All past and present directors, officers and employees of TAC, TIWC, Seller, T do Brasil, ClearWave N.V., ClearWave Holdings B.V., MobiFon S.A., TIW Czech N.V. and Cesky Mobil a.s. and TIW Asia N.V.

Tozzini Freire Teixeira & Silva and their partners and staff

Ivan Nunes Ferreira e Advogados Associados and their partners and staff

Setembrino Marchese e Tome Advogados Associados and their partners and staff

Bruno & Figueiredo and their partners and staff

Mundie e Advogados Associados and their partners and staff

Ribeiro e Ribeiro Advogados Associados S/C and their partners and staff

Advocacia Vellosa Filho S/C and their partners and staff

Trench, Rossi e Watanabe and their partners and staff

Eduardo Ferrao e Oscar L. De Morais, Advogados Associados and their partners and staff

Oscar Dias Correa

S.O. de Castro & Castro, Advogados e Consultores and their partners and staff

Paulo Jose da Costa Junior, Advocacia and their partners and staff, regarding matters strictly related to T and its affiliates, and their interest in T-Bird (and excluding matters related to its representation of Luis Roberto Demarco Almeida)

Walkers and their partners and staff, regarding matters strictly related to T and its affiliates, and their interest in T-Bird (and excluding matters related to its representation of Luis Roberto Demarco Almeida)

Pillsbury Winthrop LLP and their partners and staff

Michael Black QC, regarding matters strictly related to T and its affiliates, and their interest in T-Bird (and excluding matters related to his representation of Luis Roberto Demarco Almeida)

All past and present officers, directors and employees of UBS Warburg

Roberta Fisher

Rene Patoine

Renato Carvalho Franco

Oscar de Paula Bernardes Neto

Gunnar Birger Vinof Vikberg

Gustavo Henrique de Barroso Franco

Lauro da Gama e Souza Jr.

Osvaldo Coltri

Fausto Penna Moreira Filho

Jose Otavio Junqueira Franco

Raul Rosenthal

Peter White

Maria Isabel Correia

Paulo Tanaki

Ian Fisher

Charles Sirois

B.  T RELEASING PARTIES

Telesystem Ltd.

T

TAC

TIWC

Seller

T do Brasil.

Clear Wave N.V.

ClearWave Holdings B.V.

MobiFon S.A.

TIW Czech N.V.

Cesky Mobil a.s.

TIW Asia N.V.

Bruno Ducharme

Margriet Zwarts

Andre Gauthier

Jacques Langevin

Rene Patoine

Renato Carvalho Franco

Oscar de Paula Bernardes Neto

Gunnar Birger Vinof Vikberg

Gustavo Henrique de Barroso Franco

Jose Otavio Junqueira Franco

Charles Sirois

Lauro da Gama e Souza Jr.

Osvaldo Coltri

Fausto Penna Moreira Filho

Raul Rosenthal

Peter White1

Maria Isabel Correa

Ian Fisher(1)










--------
(1) This person or entity shall not release until it executes and delivers to O a power of attorney or other form of accession to the Release.

                                    O PARTIES

                                 TO BE RELEASING

Opportunity Asset Management Ltda.

Banco Opportunity S.A.

Opportunity Gestora de Recursos Ltda.

CVC/Opportunity Equity Partners Administradora de Recursos Ltda.

CVC/Opportunity Equity Partners L.P.

CVC/Opportunity Equity Partners Ltd.

Opportunity Fund

Opportunity Asset Management Inc.

Priv Fundo de Investimento em Acoes(1)

Opp 1 Fundo de Investimento em Acoes

Futuretel S.A.

Opportunity Mem S.A.

Newtel Participacoes S.A.

Telpart Participacoes S.A.

Telemig Celular Participacoes S.A.

Tele Norte Celular Participacoes S.A.

Telemig Celular S.A.

Amazonia Celular S.A.

Daniel Valente Dantas

Veronica Valente Dantas

Maria Amalia Delfim de Melo Coutrim

Danielle Silbergleid Ninio

Arthur Joaquim de Carvalho

Roberto D'Araujo Senna

Marcos Nascimento Ferreira

Rodrigo Bhering Andrade

Wady Jasmin

Eduardo Penido Monteiro

Cvc/Opportunity Equity Partners Fundo de Investimento em Acoes(1)

Tele Fundo de Investimento em Acoes(1)

TPSA do Brasil Ltda.(2)

TPSA Investment Corporation(2)

Antonio Britto

Jorge Goldenstein(3)

Otavio Paiva Lopes(3)

Gerard Vasquez(3)

Antonio Freitag(3)

Henrique Pizzolato(3)



--------
(1) Limited to the undertaking that no O entity will bring any action or proceeding acting as manager (gestor), administrator (administrador) or otherwise acting on behalf of these entities which would otherwise be precluded by the Mutual Release if an O Party were to bring such action or proceeding in its own right, provided that nothing in this undertaking will affect claims of the quotaholders in these entities in their individual capacities (except for quotaholders otherwise bound by the Mutual Release). Also, each O entity that is a quotaholder manager (gestor), or administrator (administrador) of this entity is listed in this O Releasing Parties list.

(2) As of and following the Closing.

(3) This person shall not release until he executes and delivers to T a power of attorney or other form of accession to the Release.

Francisco Bastos(3)

Fernando Barbosa(3)

Sami Arap(3)





(1) Limited to the undertaking that no O entity will bring any action or proceeding acting as manager (gestor), administrator (administrador) or otherwise acting on behalf of these entities which would otherwise be precluded by the Mutual Release if an O Party were to bring such action or proceeding in its own right, provided that nothing in this undertaking will affect claims of the quotaholders in these entities in their individual capacities (except for quotaholders otherwise bound by the Mutual Release). Also, each O entity that is a quotaholder manager (gestor), or administrator (administrador) of this entity is listed in this O Releasing Parties list.

(2) As of and following the Closing.

(3) This person shall not release until he executes and delivers to T a power of attorney or other form of accession to the Release.

                                                                             1/6

                            INDIVIDUALS AND ENTITIES

                                 TO BE RELEASED

All past and present employees, officers (Diretores) and directors (Membros do Conselho de Administracao) of Opportunity Asset Management Ltda., Banco Opportunity S.A., Opportunity Gestora de Recursos Ltda., CVC/Opportunity Equity Partners Administradora de Recursos Ltda., CVC/Opportunity Equity Partners L.P., CVC/Opportunity Equity Partners Ltd., Opportunity Fund and Opportunity Asset Management Inc.

All past and present employees, officers (Diretores) and directors (Membros do Conselho de Administracao) of Futuretel S.A. and Opportunity Mem S.A.

All past and present employees, officers (Diretores) and directors (Membros do Conselho de Administracao) of Newtel Participacoes S.A., Telpart Participacoes S.A., Telemig Celular Participacoes S.A., Tele Norte Celular Participacoes S.A., Telemig Celular S.A. and Amazonia Celular S.A., that were elected and/or appointed by Opportunity Mem S.A. or hired by Directors appointed by Opportunity Mem S.A. to such positions, provided that this list will not be construed as to include any officer or director appointed at the request of any other shareholder in Newtel Participacoes S.A. besides Opportunity Mem S.A., including for the sake of clarity, without limitation, Caixa de Previdencia dos Funcionarios do Banco - Previ, Fundacao Petrobras de Seguridade Social - Petros and Fundacao Embratel de Seguridade Social - Telos.

                                                                             2/6

Bulhoes Pedreira, Bulhoes Carvalho, Rosman e Souza Leao & Advogados Associados and their partners and staff.

Barbosa, Mussnich & Aragao Advogados and their partners and staff.

Fucci, Lara Resende Advogados Associados and their partners and staff.

Escritorio de Advocacia Sergio Bermudes and their partners and staff.

Wald Associados Advogados and their partners and staff.

Siqueira Castro Advogados and their partners and staff.

Mundim & Rolemberg Advogados Associados and their partners and staff.

Alcoforado Advogados Associados and their partners and staff.

Irineu de Oliveira Advogados & Associados S/C and their partners and staff.

Skadden, Arps, Slate, Meagher & Flom LLP and their partner and staff.

Boxalls Attorneys at Law and their partners and staff.

Roger Ellis QC

Roberto de Araujo Senna

                                                                             3/6

Jorge Goldenstein(1)

Antonio Britto

Luiz Fernando Ferreira de Souza

Luiz Fernando Ferreira de Souza Filho

Joao Paulo Lins e Silva

Thibau e Advogados Associados S/C and their partners and staff.

Escritorio de Advocacia Eduardo Machado dos Santos Associados and their partners and staff.

Portela Barbosa Advogados Associados and their partners and staff.

Opportunity Asset Management Ltda.

Banco Opportunity S.A.

Opportunity Gestora de Recursos Ltda.

CVC/Opportunity Equity Partners Administradora de Recursos Ltda.



--------

(1) This person shall not be released until he executes and delivers to T a power of attorney or other form of accession to this Release.

                                                                             4/6

CVC/Opportunity Equity Partners Fundo de Investimento em Acoes2

CVC/Opportunity Equity Partners L.P.

CVC/Opportunity Equity Partners Ltd.

Opp 1 Fundo de Investimento em Acoes

Priv Fundo de Investimento em Acoes(2)

Tele Fundo de Investimento em Acoes(2)

Opportunity Fund

Opportunity Asset Management Inc.

Futuretel S.A.

Opportunity Mem S.A.

Newtel Participacoes S.A.

Telpart Participacoes S.A.



--------
(2) This does not affect claims that may be brought by any T Party against the quotaholders in this entity in its individual capacity or in response to any action that may be brought by this entity in its own right, except those which would otherwise be precluded by the Mutual Release.

                                                                             5/6
Telemig Celular Participacoes S.A.

Tele Norte Celular Participacoes S.A.

Telemig Celular S.A.

Amazonia Celular S.A.

Veronica Valente Dantas

Daniel Valente Dantas

Maria Amalia Delfim de Melo Coutrim

Eduardo Penido Monteiro

Danielle Silbergleid Ninio

Arthur Joaquim de Carvalho

Marcos Nascimento Ferreira

Rodrigo Bhering Andrade

Wady Jasmin

                                                                             6/6

Provided, however, that none of the above listings or provisions will be construed as to include Luiz Roberto Demarco Almeida.

                                   SCHEDULE 3
                               TO MUTUAL RELEASE
                               PENDING LITIGATION
                                    LAWSUITS

  No of case      Court                 Parties                   Purpose
  ----------      -----                 -------                   -------
1
200134000253530   6th         Plaintiffs: (1) Opportunity     Declaration of the
                  Federal     Mem S.A. ("Opportunity Mem")    Legality of the
                  District    and (2) Newtel Participacoes    proposed
                  Court       S.A. ("Newtel")                 alteration to
                                                              Telpart's Bylaws

                  Distrito    Defendants: (1) Fundacao
                  Federal     Sistel de Seguridade Social
                  ("DF")      ("Sistel") (2) Caixa de
                              Previdencia dos Funcionarios
                              do Banco do Brasil -- Previ
                              ("Previ"), (3) Fundacao
                              Petrobras de Seguridade
                              Social -- Petros ("Petros"),
                              (4) Fundacao Embratel de
                              Seguridade -- Telos ("Telos")
                              (5) TIW DO BRASIL LTDA.
                              ("TIW DO BRASIL") and (6)
                              Telpart Participacoes S.A.
                              ("Telpart")

2                 14th        Plaintiffs: (1) Previ; (2)      Dissolution of
2002.34000147504  Federal     Petros and (3) Telos and (4)    Newtel (2nd suit)
                  Court       Fundacao dos Economiarios
                              Federais -- Funcef ("Funcef")
                              and (5) TIW DO BRASIL

                  Distrito    Defendants: (1) National
                  Federal     Agency for Telecommunications
                  ("DF")      -- Anatel ("Anatel"), (2)
                              Opportunity Mem (3) Newtel
                              (4) Telpart and (5) Sistel

3                 11th        Plaintiff: TIW DO BRASIL        To prevent the
200251010124889   Federal                                     replacement of the
                  District    Defendant: Telpart              members nominated
                  Court                                       by Tiw do Brasil
                              Assistants of the Defendant:    on the Board of
                  RJ          Anatel, Telemig Celular S/A     Directors of Tele
                              ("Telemig Operadora" or "TC")   Norte Celular
                              and Amazonia Celular S/A        Participacoes S.A.
                              ("Amazonia Celular" or "AC")    ("Tele Norte
                                                              Participacoes" or
                                                              "TNCP") and


                                                              Telemig Celular
                                                              Participacoes S.A.
                                                              ("Telemig
                                                              Participacoes or
                                                              "TCP") at the
                                                              Extraordinary
                                                              Shareholder
                                                              General Meetings
                                                              on 04.29.2002.
4
200151010083640     2nd       Plaintiff: Roberto D'Araujo     To Prevent
                    Federal   Senna ("Roberto Senna")         Registration of
                    District                                  the Minutes of the
                    Court     Defendant: President of the     Meeting of the
                              Commercial Registry of the      Board of Directors
                    RJ        State of Rio de Janeiro         of Telpart on
                              ("Jucerja")                     04.27.01.

                              Co-defendants of the joint
                              plaintiff Authority: TIW DO
                              BRASIL, Diogo Luiz Botelho de
                              Vasconcellos, Previ, Petros
                              and Telos, Gunnar Vikberg,
                              Oscar De Paula Bernardes Neto,
                              Bruno Ducharme, Rene Patoine

5
200101110484590   5th         Plaintiff: Danielle             Plea entered by
                  Civil       Silbergleid Ninio               Danielle
                  Court                                       Silbergleid in the
                              Defendants: TCP, TNCP,          Commercial
                  DF          Antonio Britto Filho, GUNNAR    Registry of
                              VIKBERG ("GUNNAR"), GUSTAVO     Brasilia against
                              FRANCO, OSCAR DE PAULA          the effectiveness
                              BERNARDES NETO, Diogo Botelho   and the filing of
                              de Vasconcellos, Claudio        the minutes of
                              Salgueiro Garcia Munhoz,        the Annual
                              Antonio Fernando Pereira        Shareholders
                              de Melo, JOSE OTAVIO            General Meetings
                              JUNQUEIRA FRANCO, Veronica      of TCP and TNCP
                              Dantas, Marcos Ferreira,        held on 04.30.01.
                              James L. Thompson, Eliane
                              Lustosa, Valdemir Diniz,
                              Wellington Dantas de Amorin
                              and Isaac Selim Sutton.

6                 1st         Plaintiff: Marcos Nascimento    To prevent the
024010792331      Civil       Ferreira                        holding of the
                  Court                                       Extraordinary
                                                              Shareholders
                  Minas       Defendants: Telemig             General Meeting
                  Gerais      Operadora, TCP, GUNNAR
                              VIKBERG


                  ("MG")                                      of Telemig
                                                              Operadora on
                                                              07.02.01 without
                                                              a prior voting
                                                              agreement by the
                                                              Board of
                                                              Directors of TCP.

7                 24 th       Plaintiff: Telpart              Fees paid by
20010011142110    Civil Court                                 Telpart to
                              Defendants: Arthur Carvalho,    Wellington
                              Rodrigo Andrade, Veronica       Pimentel Law
                  RJ          Dantas and Wady Jasmin          Firm

                              APPEAL NO 2002.001.18989
                              (9th Civil Chamber)

                              Appellant: TIW DO BRASIL

                              Apellees: Telpart, Arthur
                              Carvalho, Veronica Dantas,
                              Rodrigo Andrade and Wady
                              Jasmin

8                 4th         Plaintiff: Telpart              Declaration that
20020010677644    Business                                    the right of
                  Court       Defendant: TIW DO BRASIL        withdrawal
                                                              claimed by TIW
                  RJ                                          do Brasil is not
                                                              valid and that the
                                                              plaintiff is not
                                                              obliged to
                                                              reimburse the
                                                              value of the
                                                              defendant's shares

9                 48th        Plaintiff: Telpart              Action in damages
20010011501330    Civil Court                                 filed by Telpart
                              Defendant: RENATO FRANCO and    against its
                  RJ          JOSE OTAVIO JUNQUEIRA FRANCO    former officers
                                                              according to
                              Assistants of the Plaintiff:    deliberations
                              Newtel and Opportunity Mem.     taken by Telpart
                                                              in TCP and
                                                              TNCP's
                                                              Extraordinary
                                                              Shareholders
                                                              General Meetings


                                                              held on 11.13.2001

10                9th         Plaintiff: Newtel               Acts carried out
20010010709760    Civil Court                                 by Gunnar as
(Provisional)                 Defendants: GUNNAR VIKBERG,     president of the
                  RJ          Funcef, TIW DO BRASIL and       Board of
                              Telpart                         Directors of
                                                              Telpart

11                9th         Plaintiff: Newtel               Acts carried out
20010010473982    Civil Court                                 by Gunnar as
(Common)                      Defendants: GUNNAR VIKBERG,     president of the
                  RJ          TIW DO BRASIL, Telpart and      Board of
                              Funcef                          Directors of
                                                              Telpart

12                9th         Plaintiff: Newtel and           Election of
20010010758770    Civil Court Opportunity Mem                 directors without
(Provisional)                                                 prior consent of
                  RJ          Defendants: GUNNAR VIKBERG,     Newtel (clause 4
                              Previ, Petros and Telos, TCP,   of the
                              TNCP, TC, Amazonia Celular,     Shareholders'
                              TIW DO BRASIL and Telpart       Agreement of
                                                              Newtel)

13                9th         Plaintiff: Newtel and           Election of
20010010495310    Civil Court Opportunity Mem                 directors without
(Common)                                                      prior consent of
                  RJ          Defendants: GUNNAR VIKBERG,     Newtel (clause 4
                              Funcef, Previ, Petros and       of the
                              Telos, TCP, TNCP, TC,           shareholders'
                              Amazonia Celular, TIW DO        agreement of
                              BRASIL and Telpart              Newtel)

14                3rd         Plaintiffs: TELESYSTEM          Letter agreement
20010010054158    Civil Court INTERNATIONAL WIRELESS INC.
                              ("TELESYSTEM") and TIW DO
                  RJ          BRASIL

                              Defendants: Opportunity Mem,
                              Newtel and Opportunity Asset
                              Management Inc.


15
20000010937686    31st        Plaintiffs: Previ, Funcef,    Dissolution of
(Provisional)     Civil       Petros and Telos and          Newtel
                  Court       TIW DO BRASIL.
                  RJ
                              Defendants: Newtel,
                  2nd         Opportunity Mem,
                  Business    Opportunity Fund, Priv
                  Court       FIA, Veronica Dantas,
                  RJ(1)       Eduardo Penido, Maria
                              Amalia Coutrim

                              Sistel was excluded from
                              the action, which is the
                              subject of a Special Appeal
                              ("RESP") brought by Sistel
                              in order to clarify the
                              issue.

16
20000010765991    31st        Plaintiffs: Previ, Funcef,    Dissolution of
(Common)          Civil       Petros and TIW DO BRASIL      Newtel
                  Court
                  RJ          Defendants: Newtel,
                              Opportunity Mem,
                  2nd         Opportunity Fund, Priv
                  Business    FIA, Veronica Dantas,
                  Court       Eduardo Penido, Maria
                  RJ(2)       Amalia Coutrim

                              Sistel was excluded from
                              the action, which is the
                              subject of a Special Appeal
                              ("Resp") brought by Sistel
                              in order to clarify the
                              issue.

17
2001.001.0535884  28th        Plaintiffs: (1) TIW DO BRASIL   To compel the
                  Civil       (2) GUNNAR VIKBERG,             Defendant to
                  Court       (3) OSCAR DE PAULA BERNARDES    submit all matters
                  RJ          NETO (4) GUSTAVO FRANCO         relating to the
                              (5) BRUNO DUCHARME AND          calling of
                              (6) RENE PATOINE.               meetings of the
                                                              Board of Directors
                              Defendant: Arthur Carvalho      of Telpart for
                                                              resolution by the
                              Assistants of the Plaintiffs:   Board of Directors
                              Previ, Petros and Telos.        of Telpart


------------
(1) Definition of the district Court with jurisdiction for trying the action depends upon a decision on the conflict over jurisdiction to be handed down by the Special Body of the Court of Justice of Rio de Janeiro.

(2) Definition of the district Court with jurisdiction for trying the action depends upon a decision on the conflict over jurisdiction to be handed down by the Special Body of the Court of Justice of Rio de Janeiro.



18                24th        Plaintiff: Roberto Senna        To suspend/
20010010534326    Civil                                       annul the meeting
(Provisional)     Court       Defendants: (1) Zeno Antonio    of the Board of
                  RJ          Brand, (2) Diogo Luiz Botelho   Directors of
                              de Vasconcellos, (3) GUNNAR     Telpart on
                              VICKBERG, (4) GUSTAVO FRANCO,   04.27.2001
                              (5) BRUNO DUCHARME, (6) RENATO
                              FRANCO, (7) OSCAR DE PAULA
                              BERNARDES NETO and (8)
                              Telpart

19                24th        Plaintiff: Roberta Senna        To suspend/
20010010439792    Civil                                       annul the meeting
(Common)          Court       Defendants: (1) Zeno Antonio    of the Board of
                  RJ          Brand, (2) Diogo Luiz Botelho   Directors of
                              de Vasconcellos, (3) GUNNAR     Telpart on
                              VICKBERG, (4) GUSTAVO FRANCO,   04.27.2001
                              (5) BRUNO DUCHARME, (6) RENATO
                              FRANCO, (7) OSCAR DE PAULA
                              BERNARDES NETO and (8)
                              Telpart

21                19th        Plaintiff: Marcos Nascimento    To suspend the
2001119130        Civil       Ferreira                        Extraordinary
                  Court                                       Shareholders
                  Belem       Defendants: (1) Amazonia        General Meeting
                              Celular S/A, (2) Tele Norte     of Amazonia
                              Celular Participacoes S/A       Celular on
                              and (3) GUNNAR BIRGER VINOF     07.04.2001
                              VICKBERG

22                3rd         Plaintiff: OPP 1 Fundo de       To suspend the
Archived          Civil       Investimento em Acoes           Extraordinary
20010110447016    Court                                       Shareholders
                  DF          Defendant: GUNNAR VICKBERG      General Meeting
                              et al.                          of Telemig
                                                              Celular on
                                                              07.02.2001

23                15th        Plaintiff: Newtel               Suspend TIW do
Archived          Civil       Participacoes S/A               Brasil's rights to
20020110203397    Court                                       vote in Telpart
                  DF          Defendant: TIW DO BRASIL LTDA.

24                2nd         Plaintiff: TIW DO BRASIL LTDA.  Action to void
20020011531657(3)                                             the transfer of
                                                              certain
------------
(3) Not yet served. Can, upon signature of Mutual release, be withdrawn before service.


                 Business                                    transfer of certain
                             Defendants: Previ, Newtel       Telpart shares to
                 RJ          Participacoes S/A and           Newtel.
                             Opportunity MEM S/A

25               Cayman      Plaintiffs: TELESYSTEM          Action in
Cause 229                    INTERNATIONAL WIRELESS INC.,    damages for
                             TIW DO BRASIL LTDA.             breach of contract
                                                             and fraudulent
                             Defendants: CVC/Opportunity     misrepresentation
                             Equity Partners L.P.,
                             CVC/Opportunity Equity Partners
                             Ltd., Opportunity Fund,
                             Opportunity Asset Management
                             Inc., Veronica Rodenburg Dantas
                             Daniel Valente Dantas

26            Cayman         Plaintiffs: Telesystem          Action to restrain
Cause 398                    International Wireless Inc.,    use of
                             TIW do Brasil Ltda., Luis       confidential
                             Roberto Demarco Almeida.        documents, and
                                                             related contempt
                             Defendants: CVC/Opportunity     of court
                             Equity Partners L.P.,           proceedings, and
                             CVC/Opportunity Equity Partners appeals
                             Ltd, Opportunity Fund,
                             Opportunity Asset Management,
                             Hunter & Hunter


                              ADMINISTRATIVE CASES


   Case No        Jurisdiction       Parties                  Objective
1                 Board of     Claimants: Fundacao     To annul the transfer of
535000063822000   ANATEL(4)    dos Economiarios        shareholdings that Previ,
                               Federais - Funcef       Petros and Funcef held in
                               ("Funcef"), Caixa de    Telpart and which were
                               Previdencia dos         transferred to Newtel.
                               Funcionarios de Banco
                               do Brasil - Previ       (Dissolution of Newtel)
                               ("Previ"), Fundacao
                               Petrobras de
                               Seguridade Social -
                               Petros ("Petros"), and
                               Tiw do Brasil Ltda.
                               ("TIW do Brasil").

                               Interested Parties:
                               Telpart Participacoes
                               S.A. ("Telpart") and
                               Newtel Participacoes
                               S.A. ("Newtel")

2                 ANATEL                               Proceedings
53.500.003037/2002                                     commended proprio
                               Interested Parties:     motu by Anatel further
                               Opportunity Mem S.A.    to letters from TIW do
                               ("Opportunity Mem"),    Brasil to inquire as to
                               Newtel, Telpart, Tele   the ownership structure
                               Norte Celular           of Opportunity Mem
                               Participacoes S.A.      and the concessionaire
                               ("Tele Norte            companies (Telemig
                               Participacoes" or       Operadora and
                               "TNCP"), Telemig        Amazonia Celular) to
                               Celular Participacoes   CVC/Opportunity
                               S.A. ("Telemig           Equity partners LP
                               Participacoes" or       ("CVC LP").
                               "TCP"), Telemig
                               Celular S/A ("Telemig
                               Operadora" or "TC")
                               and Amazonia Celular
                               S/A ("Amazonia
                               Celular" or "AC").

_____________________
(4) National Agency for Telecommunications - Anatel ("ANATEL").


3                 JUCERJA(6)   Claimants: TIW do       Administrative case
2001/097.246-3                 Brasil and Telpart      referring to the filing
                                                       of the minutes of an
Attachments:                   Respondent:             Extraordinary General
2001/065.128-7;                JUCERJA                 Meeting of Telpart held
2001/097.257-9;                                        on 06/08/2001(7)
2001/085.137-2
and 135.007-5(5).

4                 ANATEL       Claimant: Newtel        Accusation brought by
535500.003038/02                                       Newtel requiring ANATEL
(ANATEL)                       Respondents: TIW do     to investigate (i) the
(Reference                     Brazil, Previ, Petros,  transfer of control over
Number)                        Fundacao Embratel de    the concessionaires
                               Seguridade Social --    Telemig Celular and
                               Telos ("Telos"),        Amazonia Celular as a
                               Globalvest Management   result of an alleged
                               Company LP              agreement between the
                               ("Globalvest"),         Globalvest Funds, Previ,
                               foreign funds managed   Petros, Telos and TIW do
                               by Globalvest(8),       Brasil and (ii) exercise
                               Diogo Vasconcelles,     of voting rights by the
                               Danilo Campos, Marcia   Globalvest Funds at
                               Destrutti, Augusto      Annual and Extraordinary
                               Souza, Marco Antonio    General Meetings of Tele
                               Pinheiro, Claudio       Norte Participacoes and
                               Guerreiro, Marcelo      Telemig Participacoes.
                               Barbosa, Gunnar
                               Vikberg, Mauro
                               Guizeline, Renato
                               Franco, Jose Luis
                               Freire, Gustavo
                               Franco, Andre Faoro(9).

                               Interested Parties:

---------------
(5) These administrative cases have the same purpose, in other words to file the Extraordinary General Meeting of Telpart held on 06/08/2001.

(6) Commercial Registry of the State of Rio de Janeiro ("JUCERJA").

(7) This Extraordinary General Meeting had the following agenda: (i) removal of the directors Zeno Antonio Brand and Diogo Botelho de Vasconcellos; and (ii) election of new directors to replace them, if item (i) was approved.

(8) 20/20 Latin America Fund, Brazvest Fund Delaware LLC, Globalvest Hedge Delaware LLC., Globalvest Value Holdings Delaware LLC., Latinvest Fund Delaware LLC., Latinvest Holdings Delaware LLC., Latinvest Partners Delaware LLC., Stichting Bedrijfspensioenfonds Voor De Metal Em Technische Bedrijfstakken, Utilivest II Delaware LLC., Utilivest III Delaware LLC. ("Globalvest Funds").

(9) Members of the Boards of Directors elected by TIW/Globalvest Funds.



                               Newtel, Telpart,
                               Telemig Participacoes,
                               Tele Norte
                               Participacoes, Telemig
                               Operadora and
                               Amazonia Celular.

                               166.3

5                 ANATEL       Brought by Act no.      Case for Investigation of
535000000652002                001, of 01.10.2002,     Failure to Comply with
                               of ANATEL's General     Obligations ("PADO")
                               Management of Fixed     brought with a view to
                               Communications          investigating alleged
                                                       changes in the
                               Interested Parties:     shareholdings in TCP,
                               Newtel, Telpart,        as well as eventual non-
                               Telemig Participacoes,  compliance with the
                               Telemig Operadora       shareholders' agreement
                               Globalvest, Globalvest  of Newtel
                               Funds and TIW do
                               Brasil

6                 ANATEL       Brought by Act no.      PADO brought with a
535000000662002                002, of 01.10.2002,     view to investigating
                               of ANATEL's General     alleged changes in the
                               Management of Fixed     shareholdings in TNCP,
                               Communications          as well as eventual non-
                                                       compliance with the
                               Interested Parties:     shareholders' agreement
                               Newtel, Telpart, Tele   of Newtel.
                               Norte Participacoes,
                               Amazonia Celular,
                               Globalvest, Globalvest
                               Fund and TIW do
                               Brasil


7                 CVM(10)      Claimant: Banco         Failure to publish in
Administrative                 Opportunity             accordance with CVM
Case RJ2001/06448                                      Instruction no 69/87 --
                               Interested Parties:     Administrative case
or                             Telemig                 brought with a view to
                               Participacoes, Tele     (i) investing an alleged
Administrative                 Norte Participacoes,    agreement between the
Inquiry                        Globalvest Funds,       Globalvest Funds, Previ,

_____________________
(10) Securities and Exchange Commission-CVM ("CVM")

RJ2001/09705                   TIW do Brasil,          Petros, Telos and TIW
                               Newtel, Telpart,        do Brasil; and (ii)
                               Telemig Operadora,      exercise of voting rights
                               Amazonia Celular        by the Glovalvest Funds
                                                       in Annual and
                                                       Extraordinary General
                                                       Meetings of Tele Norte
                                                       Participacoes and
                                                       Telemig Participacoes(11)

8                 Federal      Claimant: Leivi         Representation of
116000001032200104Public       Abuleac(13)             minority shareholder of
(12)              Prosecutor's                         TCP with respect to (i)
                  Office       Interested Parties:     an alleged agreement
                  Regional     Newtel, Telpart,        between the Globalvest
                  Attorney's   Telemig Operadora,      Funds, Previ, Petros,
                  Office of    Telemig Participacoes,  Telos and TIW do
                  the Federal  Globalvest Funds and    Brasil; and (ii) the
                  District     TIW do Brasil           exercise of voting rights
                                                       by the Globalvest Funds
                                                       in Annual and
                                                       Extraordinary General
                                                       Meetings of Tele Norte
                                                       Participacoes and
                                                       Telemig Participacoes.

2003.900.376.54   ANATEL       TPSA do Brasil Ltda.    Petition requesting the
                                                       nihil obstat by the
                                                       "Conselho Director: to
                                                       the consequences of a
                                                       possible favorable
                                                       decision to TIW do
                                                       Brasil in matters
                                                       subject to court
                                                       resolution that may cause
                                                       a shift of corporate
                                                       control that, according
                                                       to section 6 of
                                                       Resolution no. 101,
                                                       depends on Anatel's prior
                                                       approval.


-------------------

(11) On 04.18.2002, the CVM and Globalvest signed a Consent Decree by which Globalvest undertook to pay the amount of R$ 50.000,00, it having been decided that, on payment of this amount, the inquiry would be permanently archived.

(12) The parties acknowledge and agree that none of the T Parties or the O Parties has any power to cause the termination of this Pending Case at the current time and may not have the power to do so in the future.

(13) Minority shareholder of TCP.

                                  SCHEDULE 3.5

1. This Schedule 3.5 to the Mutual Release is intended to set out the manner in which Section 3 of the Mutual Release relating to Pending Cases in the Cayman Islands shall be implemented.

2.   The terms of the Mutual Release, except as expressly provided for in this
     Schedule 3.5, shall apply to the Cayman Proceedings (as defined below) or to any issues arising in or from the Cayman Proceedings.

3. It is agreed between Telesystem International Wireless Inc and TPSA Do Brasil Ltda on the one hand (together, the "TIW Cayman Parties"), and CVC/Opportunity Equity Partners LP, CVC/Opportunity Equity Partners Ltd, Opportunity Fund, Opportunity Asset Management Inc., Veronica Valente Dantas and Daniel Valente Dantas on the other hand (together, the "CVC/Opportunity Cayman Parties"), in respect of the litigation in the Cayman Islands under cause number 229 of 2001 (and all appeals to the Court of Appeal in that cause) and cause number 398 of 2001 (and all appeals to the Court of Appeal in that cause and the contempt proceedings arising from that cause and any appeals in those contempt proceedings) (together, the "Cayman Proceedings") that:

     a) The TIW Cayman Parties shall not seek to appeal or lift the stay of cause number 229 of 2001, unless an Unwind Event occurs. If an Unwind Event has not taken place within 36 months hereof the Parties shall execute and file a Consent Order to dismiss these proceedings with no order as to costs.

     b) The TIW Cayman Parties will not oppose any application to the Grand Court of the Cayman Islands (or any appeal therefrom) by the CVC/Opportunity Cayman Parties to vary the terms of the Orders of the Grand Court of the Cayman Islands dated 28, 29, 30 or 31 October 2001 and/or 14, 15 or 16 November 2001, so as to remove any remaining prohibition as to the use of the TIW Document as therein defined by the CVC/Opportunity Cayman Parties. The CVC/Opportunity Cayman Parties will not seek any relief or order of any nature howsoever against the TIW Cayman Parties (save as set out herein regarding costs) in any such application or any appeals there from, unless an Unwind Event occurs. The CVC/Opportunity Cayman Parties undertake not to use the TIW Document in any claim against the TIW Cayman Parties or to make use of that document in any way with the intent of causing any damage to the TIW Parties, unless an Unwind Event occurs.

     c) As to the contempt of court proceedings brought by the CVC/Opportunity Cayman Parties against the TIW Cayman Parties and Mr. Bruno Ducharme in cause number 398 of 2001, the CVC/Opportunity Cayman Parties shall within 14 days of this agreement apply to the Grand Court of the Cayman Islands for leave to withdraw the notice of motion for contempt of court against the TIW Cayman Parties and Mr. Bruno Ducharme with no order as to costs.

     d) The CVC/Opportunity Cayman Parties have sought conditional leave to appeal to the Privy Council the finding of the Court of Appeal set out in its Judgment delivered on 29 November 2002 in appeal number 5 of 2002 (the "CVC/Opportunity Contempt") that they were in contempt of court from 7-12 November 2001. The TIW Cayman Parties will technically be Respondents to the Appeal but, subject to sub-paragraph (i), will not enter any appearance in, or in any way contest (or assist any other party in any way howsoever in contesting), such appeal in the Court of Appeal or in the Privy Council; and the CVC/Opportunity Cayman Parties will not seek any relief or order howsoever (save as set out herein regarding costs) against the TIW Cayman Parties in such appeal and will not take any step in the conduct of such appeal with the intent to cause any damage to the TIW Cayman Parties, unless an Unwind Event occurs; provided that the exercise by Luis Roberto Demarco Almeida of his right to contest, if any, such appeal shall not constitute a breach by the TIW Cayman Parties of its obligations hereunder.

     e) Save as set out herein the TIW Cayman Parties and the CVC/Opportunity Cayman Parties agree that they shall take no further steps against each other in cause number 398 of 2001 or any appeals in that cause.

     f) The TIW Cayman Parties and the CVC/Opportunity Cayman Parties agree that they shall not enforce against the CVC/Opportunity Cayman Parties and the TIW Cayman Parties respectively:

          (1) any costs orders made in cause number 229 of 2001 or in any appeals in that cause; and

          (2) any costs orders made in cause number 398 of 2001 or any appeals in that cause, other than as set out below.

          This covenant is not intended to operate as a release of or to affect any person other than the TIW Cayman Parties and the CVC/Opportunity Cayman Parties and is agreed by the Parties hereto upon the understanding that the CVC/Opportunity Cayman Parties will proceed to directly enforce costs orders only against any non-TIW Cayman Parties.

     g) The TIW Cayman Parties and the CVC/Opportunity Cayman Parties shall use their best endeavors to agree with the Taxing Officer of the Grand Court on suspensions of the taxations of costs in each of cause number 229 of 2001 and Civil Appeal No. 15 of 2001 lasting for a period of 12 months or pending an Unwind Event whichever be sooner. If within 12 months hereof there has been no Unwind Event the parties will ask the Taxing Officer to terminate the said taxations and return all materials in connection therewith to the Parties. If the Taxing Officer declines to agree to suspend the said taxations and issues certificates thereon the party entitled to enforce such certificate(s) shall only enforce any such certificate(s) in the event of an Unwind Event.

     h) The CVC/Opportunity Cayman Parties may proceed to seek orders for costs and to tax their costs under such costs orders in Cause No. 398 of 2001 or in any appeal in any way connected thereto and the TIW Cayman Parties may technically be Respondents to any such applications (and debtors under any such Orders). The TIW Cayman parties agree that they will not oppose any such costs applications or file objections to any bills on any such taxations and the CVC/Opportunity Cayman Parties agree that they will not seek to enforce directly against the TIW Cayman Parties any such order(s) for the payment of costs or any such certificate(s) of taxation, including, without limitation, in circumstances where the CVC/Opportunity Cayman Parties are unable to obtain recovery of such costs or any part thereof from non-TIW Cayman Parties.

     i) The CVC/Opportunity Cayman Parties acknowledge that the firm of attorneys, Walkers, are on the Court record in cause 398 of 2001 as the attorneys for the TIW Cayman Parties and Mr. Demarco. The CVC/Opportunity Cayman Parties will not object to the continued representation of Mr. Demarco in cause 398 by Walkers. The CVC/Opportunity Cayman Parties will not object to the continued representation of the TIW Cayman Parties by Walkers in cause 398 of 2001 to carry out the terms of this agreement or after an Unwind Event. In the event that Mr. Demarco wishes to take a course of action which is different to the course which the TIW Cayman Parties have agreed to take pursuant to this agreement, such action on the part of Mr. Demarco will not constitute any breach of this agreement by the TIW Cayman Parties.

                                  SCHEDULE 4.1

                               DISPUTE RESOLUTION

     (i) Any dispute, controversy or claim between the Parties hereto arising out of or relating to this Release (but not the O Claims and T Claims, except as specifically provided in this Release) or the breach, termination or validity hereof (excluding any third party claim requiring the participation of a third party) ("Dispute"), will, on the request of any Party hereto, except as provided in this Schedule 4.1, be exclusively settled by arbitration in accordance with the then-prevailing International Arbitration Rules (the "Rules") of the International Centre for Dispute Resolution division of the American Arbitration Association ("ICDR") except as modified herein. The place of arbitration shall be New York, New York and the arbitration will be conducted in English. There will be three impartial and independent arbitrators. For the purpose of any arbitration, the O Parties will act as one party and the T Parties will act as one party. The O Parties, on the one hand, and the T Parties, on the other hand, will each appoint one arbitrator within 15 days after receipt by respondents of a copy of the demand for arbitration and the two arbitrators so selected will select the third arbitrator within 15 days of the appointment of the second arbitrator. Any arbitrator not timely selected will be appointed by the ICDR in accordance with the Rules. Any arbitrator appointed by the ICDR will be (A) a retired judge, or (B) a practicing attorney with no less than fifteen years of experience in international transactions, and in any case an experienced arbitrator. The arbitrators will permit and facilitate such pre-hearing discovery and exchange of documents and information to which the parties agree in writing or that the arbitrators determine is relevant to the Dispute between the Parties, taking into account the needs of the Parties and desirability of making discovery expeditious and cost-effective. Any discovery permitted hereunder will be completed within 30 days from the date of the appointment of the third arbitrator, unless the parties agree otherwise or the arbitrators extend such time period for good cause shown. By agreeing to arbitration, the parties do not intend to deprive any Court (as defined below) of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a Court, the arbitral tribunal will have full authority to grant provisional remedies and to direct the parties to request that any Court modify or vacate any temporary or preliminary relief issued by such Court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect. Any controversy concerning the jurisdiction of the arbitral tribunal, including but not limited to whether a Dispute is arbitrable, whether arbitration has been waived, or as to the interpretation or enforceability of this agreement to arbitrate, will be decided by the arbitrators. The arbitration will be governed by the United States Arbitration Act, in Title 9 of the United States Code. In rendering an award, the arbitrators will follow the substantive law of New York. The decision and award of the arbitrators, which will be in writing and which will state the findings of fact and conclusions of law on which it is based, will be final, binding and nonappealable to the fullest extent permitted by law.

     (ii) Each party unconditionally and irrevocably agrees to submit to the exclusive jurisdiction of the state and federal courts located in New York, New York (the "Courts") for the purpose of any proceedings arising out of or concerning any Dispute (including an action to compel arbitration or for preliminary relief in aid of arbitration), except that an interim or final arbitral award may be enforced in any Court, or in any other court having jurisdiction over a party or its assets. Each party unconditionally and irrevocably (1) waives any objections which they may have now or in the future to the jurisdiction of the Courts, (2) agrees not to attempt to deny such personal jurisdiction by motion or other request for leave from any such Court, (3) agrees that all claims with respect to any Disputes may be heard and determined in such Courts, (4) agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail or delivery through an international courier service (with proof of receipt) at the address specified for such party in Section 5.7 (a) and (b) shall be effective service of process for any action, suit or proceeding brought against such party in any such Court, and (5) waives the defense of an inconvenient forum.